Exhibit (d)(a)(12)
Schedule A
to
Advisory Agreement, dated January 1, 2005 (effective April 30, 2013)

ANNUAL INVESTMENT ADVISORY
FEE
PORTFOLIO	(as a percentage of average daily net assets)
Portfolio Optimization Conservative	0.10%
Portfolio Optimization Moderate-Conservative
Portfolio Optimization Moderate
Portfolio Optimization Growth
Portfolio Optimization Aggressive-Growth

International Value	0.65% of first $4 billion
Mid-Cap Equity	0.63% on excess

Mid-Cap Value	0.70% of first $1 billion
0.65% of next $1 billion
0.60% on excess

International Small-Cap	0.85% of first $1 billion
0.82% of next $1 billion
0.79% of next $2 billion
0.77% of excess

Dividend Growth	0.70% of first $100 million
(formerly called Diversified Research)	0.66% on next $900 million
0.63% on next $3 billion
0.61% on excess

Main Street® Core	0.45% of first $4 billion
0.43% on excess

American Funds® Asset Allocation	0.75% of first $1 billion
American Funds® Growth-Income	0.72% of next $1 billion
American Funds® Growth	0.69% of next $2 billion
Floating Rate Loan	0.67% of excess
Small-Cap Value
Small-Cap Equity

Technology	0.90% of first $1 billion
Health Sciences	0.87% of next $1 billion
0.84% of next $2 billion
0.82% of excess

Short Duration Bond	0.40% of first $4 billion
Diversified Bond	0.38% on excess
Managed Bond
Inflation Managed
High Yield Bond

Growth*	0.55% of first $4 billion
(formerly called Growth LT)	0.53% on excess

Focused 30	0.75% of first $100 million
Large-Cap Growth	0.71% on next $900 million
Comstock	0.68% on next $3 billion
0.66% on excess

Small-Cap Growth	0.60% of first $4 billion
0.58% on excess

International Large-Cap	0.85% of first $100 million
0.77% on next $900 million
0.75% on next $3 billion
0.73% on excess

Equity Index	0.05% of first $4 billion
0.03% on excess

Small-Cap Index	0.30% of first $4 billion
0.28% on excess

Emerging Markets	0.80% of first $4 billion
0.78% on excess

ANNUAL INVESTMENT ADVISORY FEE
(as a percentage of average daily net
PORTFOLIO	assets)
Inflation Protected	0.40% of first $200 million
0.35% of next $800 million
0.34% of next $1 billion
0.33% on excess

Cash Management	0.20% of first $250 million
(formerly called Money Market)	0.15% of next $250 million
0.10% of next $3.5 billion
0.08% on excess

Large-Cap Value	0.65% of first $100 million
0.61% on next $900 million
0.58% on next $3 billion
0.56% on excess

Mid-Cap Growth	0.70% of first $4 billion
0.68% on excess

Real Estate	0.90% of first $100 million
0.82% on next $900 million
0.80% on next $3 billion
0.78% on excess

Long/Short Large-Cap	1.00% on the first $4 billion
0.98% on excess

Floating Rate Income	0.65% of first $1 billion
0.62% of next $1 billion
0.59% of next $2 billion
0.57% on excess

Emerging Markets Debt	0.785% of first $1 billion
0.755% on next $1 billion
0.725% on next $2 billion
0.705% on excess

Currency Strategies	0.65% of first $3 billion
0.63% on excess

Global Absolute Return	0.80% of first $3 billion
0.78% on excess

Precious Metals	0.75% of first $100 million
0.70% on next $400 million
0.65% on next $500 million
0.60% on excess

Value Advantage	0.66% of first $4 billion
0.64% on excess

*	This change is effective May 1, 2013.
PACIFIC DYNAMIX PORTFOLIOS AND UNDERLYING PORTFOLIOS

ANNUAL INVESTMENT ADVISORY FEE
(as a percentage of average daily net
PORTFOLIO	assets)
Pacific Dynamix – Conservative Growth	0.20%
Pacific Dynamix – Moderate Growth
Pacific Dynamix – Growth

PD Large-Cap Value Index	0.14% of first $300 million
PD Large-Cap Growth Index	0.12% on excess
PD Small-Cap Value Index
PD Small-Cap Growth Index

PD Aggregate Bond Index	0.16% of first $50 million
0.15% on next $50 million
0.14% on excess

ANNUAL INVESTMENT ADVISORY FEE
(as a percentage of average daily net
PORTFOLIO	assets)
PD High Yield Bond Index	0.35% of first $50 million
0.22% on next $50 million
0.14% on excess

PD International Large-Cap	0.25% of first $100 million
0.20% on excess

PD Emerging Markets	0.60% of first $50 million
0.35% on excess
EFFECTIVE: April 30, 2013
IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their officers designated below on the date written above.
Pacific Life Fund Advisors LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee

Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: VP, Fund Advisor Operations		Title: VP & Assistant Secretary

Pacific Select Fund

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee

Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Vice President		Title: VP & Assistant Secretary